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                                                                   EXHIBIT 10.1


                 FIRST AMENDMENT TO CHANGE OF CONTROL AGREEMENT

WHEREAS, MiniMed Inc. (the "Company") and Alfred E. Mann (the "Executive") have entered into that certain Change of Control Agreement dated March 1, 1999 (the "Agreement"); and

WHEREAS, the Agreement expires pursuant to its terms on March 1, 2001; and

WHEREAS, the Company considers it essential and in the best interest of its stockholders to continue to foster the continuous employment of key management personnel and to continue to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company;

NOW, THEREFORE, the Company and the Executive agree as follows:


1. The preamble to Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

     "1. Payment of Severance Benefits Upon Change of Control. In the event of a Change of Control of the Company (as defined in Section 3) during the two-year period starting March 1, 2001, the Executive shall be entitled to the benefits set forth in Section 2 (the "Severance Benefits"), but only if:"

2. All other terms and conditions in the Agreement, including but not limited to the remaining provisions of Section 1, shall remain unchanged and in full force and effect.

3.   This Amendment shall be effective as of March 1, 2001.

4. This Amendment may be executed in two counterparts each of which shall be deemed an original but both of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, both the Executive and the Company have caused this amendment to be executed by himself or by its duly authorized representatives, respectively:

         MINIMED INC.

     By: /s/ Terrance H. Gregg            By: /s/ Alfred E. Mann
             -----------------------          -----------------------
                                              Alfred E. Mann

     Its: President & COO
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